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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported) July 12, 1999
                                                         -------------

                               SGV BANCORP, INC.
                               -----------------
            (Exact Name of Registrant as Specified in Its Charter)


     Delaware                            0-25664             93-4524789
     ________                            _______             __________
(State or other Jurisdiction of         (Commission          (IRS Employer
 Incorporation or Organization)         File Number)         Identification No.)

            225 North Barranca Street, West Covina, California 91791
            --------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (626) 859-4200
                                 --------------
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, If Changed Since Last Report)
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Item 5.   Other Events.
          ------------

     On July 12, 1999, SGV Bancorp, Inc. ("SGV"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with IndyMac Mortgage Holdings, Inc. ("IndyMac"). The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement provides that IndyMac acquire SGV and its wholly-owned subsidiary, First Federal Savings and Loan Association of San Gabriel Valley.

     Pursuant to the terms of the Merger Agreement, each share of SGV common stock, par value $.01 per share, issued and outstanding at the Effective Time of the Merger, shall become and be converted into the right to receive $25.00 in cash. This price may be subject to adjustment as a result of changes in the net portfolio value of certain assets and liabilities of SGV.

     Consummation of the Merger is subject to various conditions, including the approval of the shareholders of SGV and IndyMac and the receipt of all requisite regulatory approvals.

     The press release issued by SGV with respect to the Merger is filed herewith as Exhibit 99.1.

     The summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such documents filed as an exhibit herewith and incorporated herein by reference.

Item 7(c).    Financial Statements and Exhibits.
              ---------------------------------

Exhibit 2.1 Agreement and Plan of Merger, dated as of July 12, 1999, by and between SGV Bancorp, Inc. and IndyMac Mortgage Holdings, Inc.

Exhibit 99.1        Press Release issued by SGV Bancorp, Inc. on July 13, 1999.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SGV BANCORP, INC.



Dated: July 14, 1999                  By:  /s/ Barrett Andersen
                                           -------------------------------------
                                           Barrett Andersen
                                           President and Chief Executive Officer


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                                 EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Merger, dated as of July 12, 1999, by and between SGV Bancorp, Inc. and IndyMac Mortgage Holdings, Inc.

Exhibit 99.1   Press Release issued by SGV Bancorp, Inc. on July 13, 1999.

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